Exhibit 10.14

(English Summary)

License Agreement

Ref: SX-D-050912-0157

Contractual Parties:

Party A: Daqing Longheda Food Co., Ltd.

Address: Third Zone, Daqing High Tech Industrial Development Park, 163316

Party B: Shanghai Shanda Xin Hua Interactive Entertainment Co., Ltd

Party A desires to use the brand and the image of the online game “the World of Legend” when producing functional beverage.  Party B has the rights to, and agrees to authorize Party A to use the brand and the image of the online game “the World of Legend” to produce functional beverage. The Parties reach agreement as follows through amicable negotiation:

I. Scope of License:

1.

Party B agrees to provide the brand and image of “the World of Legend” and authorize Party A to exclusively use such brand and image for production of functional beverage (“Licensed Products”); Party A is entitled to use the brand and image of “the World of Legend” on the package and design of advertising materials for the Licensed Products.

2.

Details about the Licensed Product are specified in Attachment 1 herein. If Party A desires to change or add to the list of the Licensed  Products, Party A shall provide to Party B relevant product development plan, and negotiate with Party B for signing a written addendum for such change or addition.

3.

Party A shall not use such brand and image for packaging, promotion or advertising for the Licensed  Product without Party B’s written consent;

4.

Party A’s use of such brand and image shall be limited to the Licensed Products. Party A shall not license the brand and image to any third party.

5.

Party A shall obtain any governmental approval for producing the Licensed Product.  Party A shall be responsible for the quality of the Licensed  Products and be liable for any related product liability. If Party A’s failure to fulfill its above-mentioned responsibilities or obligations subjected Party B to infringement or other claims, Party A shall use its best efforts to start solving any problems within seven business days at its own expense.  Party A shall indemnify Party B (including but not limited to Party B’s Licensor, shareholders, management team, employees, directors and agents). The expense borne by Party A shall include but not limited to litigation fees, arbitration fees, attorney fees, damages and any other related expense.

II. Territory of License: within Mainland China (excluding Hong Kong, Macao and Taiwan)

III. Term of License:

1.

The term of the license shall be 3 years starting from September 15, 2005 to December 14, 2008; the period from September 15, 2005 to December 14, 2005 shall be the period of product planning.

2.

Party A shall enjoy a priority right to extend the Agreement upon the expiration of the Agreement if it has met the thresholds for sales amount for the three years as set in the Agreement. If the Parties do not reach an agreement on the extension of the Agreement one month before its expiration date, this Agreement shall automatically terminate upon the expiration date.

IV. Basic Fee and Commission for Extra Sales:

1.

the royalty to be paid by Party A to Party B consists of basic fee and commission for extra sales, which shall be calculated as follows:

(1)

Basic fee: Party A shall pay to Party B the basic fee in accordance with the following provisions, no matter whether Party A has accomplished the minimum sales amount or not:

A.

For the first year (September 15, 2005 –December 14, 2006): minimum sales amount is RMB 20,000,000, and the basis fee is RMB 1,000,000.

B.

For the second year (December 15, 2006 –December 14, 2007): minimum sales amount is RMB 24,000,000, and the basis fee is RMB 1,200,000.

C.

For the third year (December 15, 2007 –December 14, 2008): minimum sales amount is RMB 28,800,000, and the basis fee is RMB 1,440,000.

(2)

Commission for extra sales: if Party A’s sales amount of a certain year is over the set minimum amount for that year, Party A shall pay to Party B a sum equal to 3% of the extra sales revenue.

V. Payment Time and Amount of the Basic Fee and Commission for Extra Sales:

1.

Within 7 days upon the execution of the Agreement Party A shall pay 50% of the basic fee of RMB 500,000 for the first year;

2.

Before March 31, 2006, Party A shall pay the rest 50% basic fee of RMB 500,000 for the first year;

3.

Before September 30, 2006, Party A shall pay 50% of the basic fee of RMB 600,000 for the second year and plus the extra sale commission of the first year;

4.

Before March 31, 2007, Party A shall pay the rest 50% basic fee of RMB 600,000 for the second year plus the extra sale commission for the period from September 2006 to the end of February 2007;

5.

Before September 30, 2007, Party A shall pay 50% of the basic fee of RMB 720,000 for the third year and plus the extra sale commission for the period from 1 March 2007 to 31 August 2007;

6.

Before March 31, 2008, Party A shall pay the rest 50% of the basic fee of RMB 720,000 for the third year and plus the extra sale commission for the period from September 1, 2007 to the end of February 2008;

7.

Before September 30, 2008, Party A shall pay the extra sale commission for the period from March 1, 2008 to August 31, 2008.

VI. Confirmation and Auditing of Sales Amount:

1.

After the Licensed Products have been put into market, Party A shall provide to Party B quarterly financial statements for the sales of the Licensed Products, which shall be complete and accurate.

2.

Party B has rights to conduct on-site auditing by itself or by a third party appointed by Party B for the financial statements provided by Party A, and request Party A to provide relevant invoices or other evidential documents; Party A shall cooperate with Party B. Any expense arising thereof shall be borne by Party B, unless the outcome of the audit is not consistent with the data provided by Party A, under which circumstance, the expense shall be borne by Party A. Party B shall send a written notice to Party A two days prior to the auditing.

3.

If there is any underpayment or non-payment of commission by Party A, Party A shall promptly make the payment; if the amount regarding such underpayment or non-payment is greater than 5% of the total payment due for that period, Party A shall pay Party B double of the delinquent payment, plus the expense of auditing fees, and attorney fees for investigating and examining such underpayment or non-payment. If the amount regarding such underpayment or non-payment has reached 10% of the total due payment of that certain period, Party B shall be entitled to terminate this Agreement.

VII. Copyright Acknowledgment:

Party A is required to mark on the Licensed Products the following content concerning the copyright of the brand and the image:

Copyright Owner: Shanghai Shanda Interactive Entertainment Limited;

Agent: Shanghai Shanda Xin Hua Interactive Entertainment Limited

Licensee: Daqing LongHeDa Food Co., Ltd

VIII. Product Examination:

1.

Before manufacturing the Licensed Products, Party A shall provide two samples of the Licensed Products for Party B’s examination and written approval. Party B shall respond to Party A within 2 weeks. If Party B has any suggestion for changes, Party A shall cooperate and make the changes accordingly and provide the revised sample for Party B’s examination. Any products produced and put into market without Party B’s written consent shall be deemed as non-conforming products and shall be called back by Party A within 7 days, under which circumstance Party A shall be liable for breach of the Agreement and infringement of Party B’s legitimate rights.

2.

Before working on any advertisement and promotion material for the Licensed  Products, Party A shall send the relevant design draft or plan for Party B’s confirmation. Party B shall respond in writing within 1 week. If Party B has any suggestion for changes, Party A shall cooperate and make the changes accordingly and provide the revised material for Party B’s confirmation.

3.

At the same time when Party A provides Party B with samples of the Licensed Products, it shall inform Party B in writing of its relevant production plan.

4.

Within 10 days of the manufacture of the first batch of the Licensed Products, Party A shall send 10 finished products (including the advertising material) to Party B free of charge for Party B’s record. All finished products shall be in conformity with the sample approved by Party B; otherwise Party A shall not be allowed to sell such products.

IX. Confidentiality

1.

“Confidential Information” refers to information obtained, directly or indirectly, by any director, employee, staff, agent or counsel of one Party from the other Party or its counsel before or after the execution of this Agreement, which is of any nature (including commercial, financial, operational, management, legal information or other information); such information may be disclosed by any means, including but not limited to the ways of written document, oral form or telecommunication. Confidential Information includes but not limited to sales data, marketing plan, commercial schedule, financial information, client information, supplier information, employee information, know-how, commercial secret, and any other information of technological, scientific and commercial nature; Confidential Information shall also include any analysis report, list, research report or similar documents, which are formed based on the foresaid information, and any documents or materials prepared by the disclosing Party or its director, employee, staff, agent or counsel enclosing, reflecting or based on such information.

2.

Without disclosing Party’s prior written consent, the other Party shall keep confidential the Confidential Information and shall not use or divulge such Confidential Information to any third party, unless such usage or divulgence is necessary for normal performance of this Agreement.

3.

The Parties shall keep confidential the cooperation between them and the content herein; either Party shall not disclose to any third party any information about the cooperation between them and the content herein without the other Party’s prior written consent. However, Party A shall be entitled to disclose documents or reports in any form pursuant to requirements of the US Securities and Exchange Commission concerning such cooperation of the Parties, or disclose such cooperation to its investors by means of press conference or by any other method.

4.

The term of the confidentiality clauses herein shall start from the effective date of this Agreement and extend to three years after the termination date of the Parties’ business cooperation under this Agreement.

X. Infringement:

Unless otherwise stipulated in Article XI of this Agreement, the licensed territory, and the scope of the Licensed Products, Party A shall have obligations to independently act against any infringement to the licensed brand and image. Party B shall use its best efforts to cooperate and assist Party A in this regard.

XI. Licensor’s Purchase:

In case where Party B desires to purchase Party A’s Licensed Products, Party A shall offer the best price based on the cost of the products. Party A is entitled to be the sole supplier of the Licensed Products to Party B. The detailed purchase amount and sales territory for the specific products shall be negotiated by the Parties and a separate agreement shall be reached to that effect. Party B shall act as a special distributor of the Licensed Products and enjoy the rights of direct sales of such products.

XII. Termination:

1.

To protect its rights in the brand “the World of Legend”, Party B is entitled to terminate the Agreement by giving written notice to Party A upon the occurrence of following events:

(1)

Any major quality problems with the Licensed Products lead to adverse penalty publicity by relevant consumer organization or the Licensed Products has evaluated by competent government agencies as nonconforming products;

(2)

Party A stops operation of its business for no good reason. Party A has been dissolved or changed to a business address unknown to Party B;

(3)

Party A has deteriorated credit record, goes bankrupt or experience negative events that have tarnished its creditworthiness (such as serious consumer dispute, or violation of state regulations).

2.

Party B shall be liable to Party A if any of the following happens:

(1)

During the term of this Agreement, if Party B grants license to any third party to use the licensed brand and image to manufacture functional beverage similar to the Licensed Products, Party A is entitled to terminate the Agreement and request refund of any basic fee and commission for extra sales paid to Party B and any losses arising thereof.

(2)

If Party A has any evidence to prove that there occurs any force majeure event that has prevented Party A from performing its obligations under this Agreement, Party A is entitled to terminate the Agreement prior to the expiration date and Party B shall give its consent accordingly, provided, however, that Party A shall be obligated to pay the basic fee and commission for extra sales for any finished products.

XIII. Inventory

If this Agreement is not renewed upon its expiration, Party A shall stop manufacturing any products using the brand and image of “the World of Legend”. Any unsold products manufactured before the expiration date may be sold within 6 months after the expiration date provided that the inventory has been examined by Party B and the commission for the sale of the inventory will be paid. The unsold inventory beyond the 6-month period can only be sold upon Party B’s written consent.

XIV. Support on Advertisement

To support Party A’s marketing efforts for the Licensed Products, Party B agrees to advertise such products through Party B’s marketing channel 2 months before the Licensed Products will be put on market.

XV. Miscellaneous:

1.

Any issue not stipulated in this Agreement shall be separately negotiated by the parties and a supplemental agreement shall be reached accordingly.

2.

Any dispute arising hereof, which can not be solved by the parties’ negotiation and is to be brought for litigation, shall be submitted to Party B’s local court.

3.

The Agreement shall become effective upon the date when the first basic fee is paid in accordance with the Agreement.

4.

The Agreement is prepared in four counterparts and each Party shall hold two copies.

XVI.

The attachments to this Agreement shall be an indivisible part of this Agreement, and shall have the same legal effect as this Agreement. The attachments herein include: (1) specification of the Licensed Products; (2) copies of the Parties' business license.

Execution:

Party A: Daqing Longheda Food Co., Ltd.

Party B: Shanghai Shanda Xin Hua Interactive Entertainment Co., Ltd